Exhibit 99.1

Vista Outdoor, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On July 5, 2019, Vista Outdoor Inc. ("Vista") and one of its subsidiaries, Vista Outdoor Operations LLC, completed the sale of all of the issued and outstanding equity interests of Caliber Company, the legal entity operating Vista’s Savage Arms and Stevens Firearms brands ("Firearms Business"), to a financial buyer, Long Range Acquisition LLC. The total purchase price of $170 million, comprised of $158 million paid at closing and $12 million to be paid upon maturity of a five-year seller note issued by the buyer to Vista Outdoor in connection with the transaction.
The sale of the Firearms Business is considered a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X. The Company determined that the sale of the Firearms Business did not qualify for discontinued operations accounting under financial statement presentation authoritative guidance. The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 assumes the sale of the Firearms Business occurred on June 30, 2019. The accompanying unaudited condensed consolidated statements of income for the three months ended June 30, 2019, and for the fiscal year ended March 31, 2019, assumes the sale had occurred on April 1, 2018. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this amended current report on Form 8-K.

The unaudited pro forma condensed consolidated financial information is subject to the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated financial statements are presented based on certain estimates and assumptions are intended for informational purposes only, which are not necessarily indicative of what our financial position or results of operations actually would have been had the sale of the Firearms Business been completed as of the dates indicated, nor are they necessarily indicative of future results.

The unaudited pro forma consolidated financial statements and accompanying notes should be read together with our historical consolidated financial statements as of and for the fiscal year ended March 31, 2019 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 23, 2019.

On September 4, 2018 we completed the divestiture of the legal entities operating our Bollé, Cébé and Serengeti brands ("Eyewear Business"). The sale of this business did not qualify for discontinued operations accounting under financial statement presentation authoritative guidance. In addition, the sale was not considered a significant disposition for purposes of Item 2.01 of Form 8-K. For additional information, we voluntarily provided an additional column in the unaudited pro forma consolidated statements of income for the fiscal year ended March 31, 2019, assuming the sale of the Eyewear Business had occurred on April 1, 2018.

VISTA OUTDOOR INC.
UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2019
(Amounts in thousands except share data)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$31,595	$—		$31,595
Net receivables	363,364	—		363,364
Net inventories	387,676	—		387,676
Assets held for sale	195,938	(195,938)	(a)	—
Other current assets	23,678	—		23,678
Total current assets	1,002,251	(195,938)		806,313
Net property, plant, and equipment	207,416	—		207,416
Operating lease assets	72,349	—		72,349
Goodwill	204,496	—		204,496
Net intangible assets	355,699	—		355,699
Deferred charges and other non-current assets	19,090	7,451	(b)	26,541
Total assets	$1,861,301	$(188,487)		$1,672,814
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	19,335	(19,335)	(c)	—
Accounts payable	128,670	—		128,670
Accrued compensation	25,421	—		25,421
Accrued income taxes	845	—		845
Federal excise tax	20,128	—		20,128
Liabilities held for sale	38,733	(38,733)	(a)	—
Other current liabilities	105,061	—		105,061
Total current liabilities	338,193	(58,068)		280,125
Long-term debt	740,312	(133,463)	(c)	606,849
Deferred income tax liabilities	17,214	—		17,214
Long-term operating lease liabilities	75,799	—		75,799
Accrued pension and postemployment benefits	45,423	—		45,423
Other long-term liabilities	49,411	—		49,411
Total liabilities	1,266,352	(191,531)		1,074,821
Common stock — $.01 par value:
Authorized — 500,000,000 shares
Issued and outstanding — 57,745,745 shares as of June 30, 2019	577	—		577
Additional paid-in capital	1,752,760	—		1,752,760
Accumulated deficit	(821,584)	—		(821,584)
Accumulated other comprehensive loss	(82,620)	3,044	(a)	(79,576)
Common stock in treasury, at cost — 6,218,694 shares held as of June 30, 2019	(254,184)	—		(254,184)
Total stockholders' equity	594,949	3,044		597,993
Total liabilities and stockholders' equity	$1,861,301	$(188,487)		$1,672,814

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

VISTA OUTDOOR INC.
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE THREE MONTHS ENDED JUNE 30, 2019
(Amounts in thousands except per share data)

	Historical	Firearms (d)		Other		Pro Forma
Sales, net	$459,774	$(24,017)		$—		$435,757
Cost of sales	364,696	(17,964)		—		346,732
Gross profit	95,078	(6,053)		—		89,025
Operating expenses:
Research and development	6,494	(502)		—		5,992
Selling, general, and administrative	83,909	(4,320)		(402)	(e)	79,187
Impairment of held-for-sale assets	9,429	—		(9,429)	(f)	—
Income (loss) before interest and income taxes	(4,754)	(1,231)		9,831		3,846
Interest expense, net	(11,124)	2,321	(g)	—		(8,803)
Income (loss) before income taxes	(15,878)	1,090		9,831		(4,957)
Income tax provision (benefit)	737	261	(h)	96	(h)	1,094
Net income (loss)	$(16,615)	$829		$9,735		$(6,051)
Earnings (loss) per common share:
Basic	$(0.29)	$0.01		$0.17		$(0.10)
Diluted	$(0.29)	$0.01		$0.17		$(0.10)
Weighted-average number of common shares outstanding:
Basic	57,722	57,722		57,722		57,722
Diluted	57,722	57,722		57,722		57,722

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

VISTA OUTDOOR INC.
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED MARCH 31, 2019
(Amounts in thousands except per share data)

	Historical	Firearms (d)		Eyewear (1)		Other		Pro Forma
Sales, net	$2,058,528	$(185,419)		$(51,859)		$—		$1,821,250
Cost of sales	1,642,840	(137,416)		(29,651)		(437)	(i)	1,475,336
Gross profit	415,688	(48,003)		(22,208)		437		345,914
Operating expenses:
Research and development	27,742	(1,928)		(57)		—		25,757
Selling, general, and administrative	377,049	(23,313)		(15,971)		(9,804)	(j)	327,961
Impairment of goodwill and intangibles	456,023	—		—		—		456,023
Impairment of held-for-sale goodwill	80,604	—		—		(80,604)	(k)	—
Impairment of held-for-sale assets	84,555	—		—		(84,555)	(l)	—
Income (loss) before other expense, interest, and income taxes	(610,285)	(22,762)		(6,180)		175,400		(463,827)
Other expense	(6,796)	—		—		4,925	(m)	(1,871)
Income (loss) before interest and income taxes	(617,081)	(22,762)		(6,180)		180,325		(465,698)
Interest expense, net	(57,191)	10,626	(h)	4,069	(g)	—		(42,496)
Income (loss) before income taxes	(674,272)	(12,136)		(2,111)		180,325		(508,194)
Income tax provision (benefit)	(25,829)	(2,913)	(i)	(507)	(h)	861	(h)	(28,388)
Net income (loss)	$(648,443)	$(9,223)		$(1,604)		$179,464		$(479,806)
Earnings (loss) per common share:
Basic	$(11.27)	$(0.16)		$(0.03)		$3.12		$(8.34)
Diluted	$(11.27)	$(0.16)		$(0.03)		$3.12		$(8.34)
Weighted-average number of common shares outstanding:
Basic	57,544	57,544		57,544		57,544		57,544
Diluted	57,544	57,544		57,544		57,544		57,544
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements represent the following adjustments:

(a) Represents the Company’s divestiture of assets, liabilities and currency translation adjustments related to the Firearms Business as of June 30, 2019, which was previously classified as held for sale.

(b) Reflects the current value of the $12,000 note payable due on July 5, 2024, which was part of the net proceeds received for the sale of the Firearms Business.

(c) Reflects the use of a portion of the $152,798 of net cash proceeds from the sale of the Firearms Business used to pay off the balance of our Term Loan Credit Agreement and to reduce our ABL Revolving Credit Facility.

(d) Reflects the elimination of the results of operations attributable to the Firearms Business for the three months ended June 30, 2019 and the fiscal year ended March 31, 2019, respectively.

(e) Reflects the elimination of transaction costs attributable to the sale of the Firearms Business.

(f) Reflects the elimination of $9,429 of impairment charges related to held-for-sale assets of the Firearms Business.

(g) Represents the estimated interest expense savings resulting from applying the net sales proceeds from the disposition of the Eyewear Business and the Firearms Business to reduce debt on April 1, 2018 through the period that we owned them. The estimated interest expense savings were derived using an average quarterly indebtedness of the Company during fiscal 2019 and for the 3 months ended June 30, 2019, compared to total quarterly interest expense for the same periods. The average interest rate applied was approximately 6.4% for fiscal 2019 and 6.1% for the three months ended June 30, 2019. Also included in the net interest expense is the estimated interest income that would have been recognized if we received the note described above in (b) on April 1, 2018.

(h) The tax affects of the pro-forma adjustments for the Firearms Business and Eyewear Business were calculated using the estimated blended federal and state statutory tax rate of 24%, which is the historical statutory rate in effect for the periods presented. The impairments, which are included in the other adjustments, were not tax-affected as they are not deductible for tax purposes; the remaining other adjustments were tax-affected at the statutory rate.

(i) Reflects the elimination of $437 in contract termination fees related to the sale of the Eyewear Business.

(j) Reflects the elimination of $8,826 in transaction costs attributable to the sale of both the Firearms Business and Eyewear Business and $978 in contract termination fees related to the sale of the Eyewear Business.

(k) Reflects the elimination of goodwill impairment related to the Firearms Business of $80,604.

(l) Reflects the elimination of $44,921 of impairment charges on held-for-sale assets for the Eyewear Business and $39,634 for the Firearms Business.

(m) Reflects the elimination of $4,925 related to the loss on sale of the Eyewear Business.

Additional Information

(1)On September 4, 2018 we completed the divestiture of the legal entities operating our Bollé, Cébé and Serengeti brands ("Eyewear Business"). The sale of this business did not qualify for discontinued operations accounting under financial statement presentation authoritative guidance. In addition, the sale was not considered a significant disposition for purposes of Item 2.01 of Form 8-K. For additional information, we voluntarily provided an additional column in the unaudited pro forma consolidated statements of income for the fiscal year ended March 31, 2019, assuming the sale of the Eyewear Business had occurred on April 1, 2018.